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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Specialty Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIALTY LABORATORIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2005

TO THE SHAREHOLDERS OF SPECIALTY LABORATORIES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Specialty Laboratories, Inc., a California corporation (the "Company"), will be held on Thursday, May 12, 2005, at 8:00 a.m. Pacific Time at Specialty Laboratories, Inc., 27027 Tourney Road, Valencia, California 91355, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect seven directors to serve on the Company's Board of Directors until the 2006 Annual Meeting of Shareholders or until their qualified successors are duly elected;

  2.
  To transact such other business as may properly come before the meeting, including at any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on March 21, 2005 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting, including at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Richard K. Whitney Chairman of the Board of Directors
Valencia, California April 14, 2005

SPECIALTY LABORATORIES, INC.
27027 Tourney Road
Valencia, CA 91355
(661) 799-6543

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2005

        The enclosed proxy card is solicited on behalf of the Board of Directors of Specialty Laboratories, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 12, 2005, at 8:00 a.m. Pacific Time, including at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Specialty Laboratories, Inc., 27027 Tourney Road, Valencia, California 91355.

        Your vote at the Annual Meeting is important to us. Please vote your shares of common stock of the Company by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the Annual Meeting and was prepared by our management for the Board of Directors. This Proxy Statement and the accompanying proxy card are first being mailed to you on or about April 14, 2005.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

        Attendance at the Annual Meeting is limited to shareholders. Registration will begin at 8:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. If your shares are held in "street name," you will need to present a letter or current statement from your broker, bank or other nominee to prove you are a shareholder. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

        You can vote your shares of common stock if you owned the shares at the close of business on March 21, 2005. A total of 23,091,979 shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted on at the Annual Meeting. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope by following the instructions on your proxy card. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote "FOR" each of the director nominees and in their discretion with respect to any other matter considered at the meeting. Signing and returning the proxy card does not affect your right to vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

        The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by filing with Deborah A. Estes, our Secretary, at our principal offices at 27027 Tourney Road, Valencia, California 91355, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date received prior to the Annual Meeting. You may also revoke your proxy card by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, upon request that party should give you instructions for voting your shares.

How are votes counted?

        So long as the required quorum is present, for Proposal No. 1, the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock entitled to vote. Generally, shares that are voted "FOR," "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as votes cast at the Annual Meeting with respect to such matter.

        Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes"), will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Who pays for this proxy solicitation?

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        To be included in the Proxy Statement and form of proxy card relating to the Annual Meeting to be held in 2006, a shareholder proposal must be received by Deborah A. Estes, Corporate Secretary, Specialty Laboratories, Inc., 27027 Tourney Road, Valencia, California 91355 no later than February 3, 2006. If the Company is not notified of a shareholder proposal by March 17, 2006, then the proxies solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

        This Proxy Statement contains one proposal requiring shareholder action. Proposal No. 1 requests the election of seven nominees to our Board of Directors. The proposal is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        Our Board of Directors currently consists of seven people with two vacancies. Our Board of Directors has nominated seven of the current directors to be re-elected, each to serve for a one-year term and until his or her qualified successor is duly elected.

        Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, for the election of the Board of Directors' seven nominees listed below and on the proxy card. Proxies cannot be voted for more than the seven named nominees.

        Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named below.

        The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Richard K. Whitney(1)(2)	37	2004	Chairman of the Board of Directors
Deborah A. Estes	48	1990	Secretary and Director
Michael T. DeFreece(1)(2)	59	2004	Director
Hubbard C. Howe(2)(3)	76	2004	Director
William J. Nydam(1)(3)	54	1999	Director
James B. Peter, M.D., Ph.D.(3)	71	1975	Director, Founder, Emeritus Chairman of the Board of Directors and former CEO
David R. Schreiber	45	2004	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating/Corporate Governance Committee

        Richard K. Whitney has served as a Director since September 2004 and Chairman of the Board since February 2005. He is an independent health care consultant with financial, operating and healthcare expertise. From 1995 to 2004, Mr. Whitney held various leadership positions at DaVita Inc., formerly Total Renal Care Holdings, Inc., including the position of Chief Financial Officer from 2000 to 2004. DaVita Inc. is a publicly traded provider of dialysis services. Prior to joining DaVita Inc., Mr. Whitney was associated with RFE Investment Partners, a private equity investment firm, and practiced public accountancy at Deloitte & Touche. He currently serves on the Board of Directors of Light Sciences Corporation, Visient Therapeutics, Inc. and Cardiovascular Reconditioning, Inc. Mr. Whitney received his undergraduate degree from the University Scholars Program at Pennsylvania State University and his Masters Degree in Business Administration from Harvard Business School.

        Deborah A. Estes has served as a Director and as Secretary since 1990. From 1994 to the present, Ms. Estes has been actively involved in managing the financial affairs of the Peter family. Ms. Estes is the daughter of our controlling shareholder, Founder and Emeritus Chairman, Dr. James B. Peter. Ms. Estes is also married to our Director of Laboratory Information Systems, Mr. James Estes. Ms. Estes received a B.S. in Business Administration from Creighton University.

        Michael T. DeFreece has served as a Director since June 2004. Since 2002, he has served as the Chairman of the Board and Chief Administrative Officer of MarketSphere Consulting, LLC, a business management consulting practice. Prior to joining MarketSphere Consulting, Mr. DeFreece was a Managing Director of McCarthy & Co., an Omaha-based investment and merchant banking firm. Mr. DeFreece was the managing partner of the Omaha office of Arthur Andersen where, over the course of 34 years, he specialized in services to the healthcare industry. He is a Fellow in the Health Care Financial Management Association and a Certified Public Accountant (retired). Mr. DeFreece is currently a Board Member and Finance Committee Chair of the Sisters of Charity of Leavenworth Health System, a hospital system with facilities in Kansas, Colorado, Montana and California. He received a B.S. in business administration from the University of Nebraska at Omaha.

        Hubbard C. Howe has served as a Director since June 2004. He was a principal of Clayton, Dubilier & Rice, a private equity investment firm, from 1990 until his retirement in 1999. He has held a wide range of executive management positions involving manufacturing, interim management, professional directorship, cash planning and management, and reorganizations and refinancings. Among his numerous leadership positions, Mr. Howe was Chief Executive Officer of Nu-kote International, Inc., a printing supplies manufacturer, and Remington Arms Company, Inc., a sporting goods producer serving the hunting and shooting sports markets. Mr. Howe also served on the Board of Directors of several companies held in the investment portfolio of Clayton, Dubilier & Rice and currently serves on the Board of Directors of Remington Arms, Western Industries and Natural Pharmaceuticals. Mr. Howe received a B.S. in business administration from the University of California at Berkeley.

        William J. Nydam has served as a Director since August 1999. Since March 2003, Mr. Nydam has served as the President and Chief Operating Officer of Endocare, Inc. a medical device company. From September 2001 to December 2002, Mr. Nydam served as the Chief Executive Officer and Director of Pulse Metric, Inc., a healthcare device company. From September 1999 to September 2001, Mr. Nydam served as Senior Vice President of Science Applications International Corp., an information technology firm. From January 1986 to September 1999, Mr. Nydam served in various capacities at Premier, Inc., a healthcare company, including his last position as Executive Vice President. Mr. Nydam received a B.S. in Accounting and an M.B.A. from the University of California at Berkeley.

        James B. Peter, M.D., Ph.D. is Emeritus Chairman and former Chief Executive Officer of Specialty Laboratories. Dr. Peter is the father of Deborah A. Estes, our Secretary and one of our Directors. Before founding Specialty in 1975, Dr. Peter was Professor of Medicine at the University of California,

Los Angeles. He is the author of more than 450 publications in science and medicine and editor of 27 books, Dr. Peter has contributed significantly to the advancement of clinical laboratory technology as manifest by membership in and honors from prestigious societies of science and medicine. Having graduated magna cum laude from Creighton University in Omaha, Nebraska, Dr Peter received his M.D. degree with research distinction from St. Louis University School of Medicine and served his internship and fellowship in medicine at the University of Minnesota Hospital. Prior to joining the faculty of the UCLA School of Medicine, Dr. Peter earned his Ph.D. degree in Biochemistry and Organic Chemistry at the University of Minnesota under Professor Paul D. Boyer (Nobel Laureate, 1997).

        David R. Schreiber has served as a Director since June 2004. From November 1996 to January 2003, Mr. Schreiber served as the Senior Vice President and Chief Financial Officer of Dianon Systems, Inc., a company that was acquired by the Laboratory Corporation of America Holdings and from 1999 to January 2003, he served as a Director of Dianon. From May 1994 until November 1996, Mr. Schreiber served as Vice President/General Manager—Midwest Region for Corning Clinical Laboratories, which is now Quest Diagnostics. From May 1990 to May 1994, he served as Vice President, Finance & Administration at Unilab Corporation and from August 1986 to May 1990 he served as Regional Controller of the Midwest Region of Corning Clinical Laboratories. Currently Mr. Schreiber serves on the Board of Directors for Nanogen, Inc. and performs healthcare consulting services for private equity funds. Mr. Schreiber received a B.S. in Finance with a minor in Economics and a M.B.A.from Northern Illinois University.

Board of Directors

        Our Bylaws provide that the authorized number of directors will be between five and nine, with the exact number to be determined by a majority of our Board of Director or shareholders. On April 19, 2004, the size of the Board of Directors was increased from seven to nine members. Our Board of Directors has nominated the seven current directors to be re-elected, and two positions will remain vacant until qualified candidates are found. Any director appointed by the Board after the Annual Meeting to fill a vacancy on the Board will serve until the Annual Meeting to be held in 2006, at which time such director would stand for re-election by the Company's shareholders if recommended as a nominee by the Nominating/Corporate Governance Committee and approved as a nominee by the Board.

        During 2004 our Board of Directors held twelve meetings and acted by unanimous written consent one time. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director served during 2004. Directors are strongly encouraged to attend the annual meetings of shareholders of the Company. Six of the seven then-sitting directors attended the 2004 Annual Meeting of shareholders.

Status as a "Controlled Company"

        Dr. Peter, Ms. Estes and the Specialty Family Limited Partnership owned beneficially approximately 60.8%, 59.7% and 58.9% of the outstanding shares of our Common Stock as of March 21, 2005. Accordingly, Specialty Laboratories is a "controlled company" under the rules of the New York Stock Exchange, exempt from certain independence requirements with respect to the composition of its Board and Committees of the Board, including the requirement that the Nominating/Corporate Governance Committee be comprised solely of independent directors. Currently our Nominating/Corporate Governance Committee is composed of Mr. Howe, Chairman of the Committee, and Mr. Nydam who are each independent in accordance with the listing standards of the NYSE, and Dr. Peter, who does not satisfy the NYSE independence standards.

Board Committees

        Our Board of Directors has three regular standing committees: the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee.

        Audit Committee—We established our Audit Committee in January 1997. The charter for the Audit Committee was adopted effective April 15, 2004 and is available on our website at www.specialtylabs.com under "Investor Center—Corporate Governance" and in print to any shareholder upon request. Our Audit Committee is currently composed of Mr. Nydam, who serves as its Chairman, and Messrs. DeFreece and Whitney. The Audit Committee assists the Board with oversight responsibilities regarding the integrity of the financial statements, compliance with legal and financial and securities regulatory requirements, independent auditor's qualifications and independence, and the performance of the internal audit function and independent auditor. In addition, the Audit Committee prepares the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement. The Committee maintains a free and open means of communication among the directors, the independent auditors, the internal auditor, and the financial management team. Our Audit Committee met in February 2005, in connection with the audit of our 2004 financial statements, and held eight meetings in 2004. The Board of Directors has determined that all members of the Audit Committee satisfy the independence standards set forth in the current listing standards of the New York Stock Exchange ("NYSE") and the enhanced standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" under the relevant SEC rules and is "financially literate" for purposes of compliance with NYSE listing standards.

        Compensation Committee—Our Compensation Committee was formed in January 1997. Our Compensation Committee is currently composed of Messrs. DeFreece, Howe and Whitney, each of whom satisfies the independence standards set forth in the current listing standards of the NYSE. Mr. DeFreece is the current Chairman of the Compensation Committee. The Compensation Committee is responsible for designing, evaluating, and approving the compensation plans, policies and programs of the Company, producing an annual report on executive compensation for inclusion in the Company's annual proxy statement, and ensuring that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company's shareholders. A revised Compensation Committee Charter was adopted by the Board effective April 15, 2004 and is available on our website www.specialtylabs.com under "Investor Center—Corporate Governance" and in print to any shareholder upon request. Our Compensation Committee met four times in 2004 and did not act by unanimous written consent.

        Nominating/Corporate Governance Committee—Our Nominating/Corporate Governance Committee was formed in May 2001. As a company of which more than 50% of the voting power is held by a group (a "controlled company"), the Company is exempt from the NYSE requirement that the Nominating/Corporate Governance Committee be composed entirely of independent directors. Currently our Nominating/Corporate Governance Committee is composed of Messrs. Howe and Nydam, who are independent in accordance with the listing standards of the NYSE, and Dr. Peter, who does not satisfy the NYSE independence standards. Mr. Howe currently serves as the Chairman of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is responsible for the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of shareholders, the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of a set of corporate governance guidelines and principles, and oversight of the evaluation of the Board. Our Nominating/Corporate Governance Committee operates under a written committee charter adopted by our Board of Directors effective April 15, 2004 and is available on our website www.specialtylabs.com under "Investor Center—Corporate Governance" and in print to any shareholder upon request. In 2004, the Nominating/Corporate Governance Committee worked with the full Board to determine nominees for director appointments and committee composition and did not act by unanimous written consent.

        Regulatory Committee—Our Regulatory Committee was established in February 2003. The Regulatory Committee was established to provide review and oversight of healthcare regulatory affairs of the Company. Our Regulatory Committee met three times in 2004. In February 2005, the Board of Directors reassigned the duties of the Regulatory Committee to the Audit Committee, and the Regulatory Committee was dissolved.

Qualifications of Director Nominees

        The general director qualifications developed as a guideline in considering nominations to the Company's Board of Directors focus on what the Nominating/Corporate Governance Committee and the Board believe to be important competencies to effectively serve on our Board. Some items the Committee has considered in the past, and will likely consider in the future include: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, expertise in operations, sales, marketing, finance and other elements relevant to the success of a publicly-traded company in our industry sector; (iii) experience in the healthcare industry; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company's operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

Nominating/Corporate Governance Committee's Process for Identifying and Evaluating Nominees for Director

        The Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current Board members with qualifications and skills that are consistent with the Committee's criteria for Board service, and who are willing and able to serve another term, are re-nominated. As to new candidates, the Committee generally polls the Board members and members of management for their recommendations. The Committee may also review the composition and qualification of the Boards of the Company's competitors, and may seek input from industry experts or analysts. The Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent and other directors and executive management. In making its determinations, the Committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best contribute to the success of the Company and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Committee makes its recommendation to the Board. Recommendations received by share holders will be processed and are subject to the same criteria, as are candidates nominated by the Committee. The Committee has utilized third-party search firms on a limited basis to identify Board candidates. The Committee may in the future choose to engage such firms on a limited or more extensive basis in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Manner by which Security Holders May Recommend Director Candidates

        The Nominating/Corporate Governance Committee will consider any candidates recommended by shareholders. The shareholder must submit a detailed resume and an explanation of the reasons why the shareholder believes a candidate is qualified for service on the Specialty Laboratories' Board. The shareholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the shareholder must include the written consent of the candidate and describe any arrangements or undertakings between the shareholder and the candidate regarding the nomination. The shareholder must submit appropriate documentation of its holdings in Specialty Laboratories' securities. All communications are to be directed to the Chairperson of the Nominating/Corporate Governance Committee, c/o the Office of the General Counsel at 27027 Tourney Road, Valencia, California 91355.

Shareholder Communications with the Board

        The Company's Board of Directors has adopted a process for shareholders to send communications to members of the Board of Directors. For information with respect to communicating with the Company's directors, see "Shareholder Communications with the Board", which is available on our website at www.specialtylabs.com under "Investor Center—Board of Directors".

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to the Company's directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a "code of business conduct and ethics" under the NYSE listing standards and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics has been posted on the Company's website www.specialtylabs.com under "Investor Center—Corporate Governance" and a copy will be provided to any person without charge, upon request sent to the Company's principal executive offices c/o Office of the General Counsel at 27027 Tourney Road, Valencia, California 91355. Material amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company's directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, may be made only by the Board or a Board committee and will be promptly posted on the Company's website.

Presiding Independent Director at Executive Sessions of the Board

        Richard K. Whitney serves as the Presiding Independent Director at executive sessions of the Board. The independent directors met in executive session at least four times in 2004.

Director Compensation

        We seek to attract and retain qualified directors that will actively and fully engage in the duties and responsibilities of board service. Our Board compensation system is designed to reflect a director's level of participation, attendance and committee participation. We also seek to further align directors' interests with shareholders by offering a significant equity component to their compensation and by requiring each director to own a minimum number of shares (excluding any shares or options granted by the Company).

        We generally do not provide cash or equity compensation to employee directors for serving on our Board of Directors or for attendance of committee meetings of the Board of Directors. Each director is reimbursed for out-of-pocket expenses to attend each Board of Directors meeting and each committee meeting. Under the current Board compensation plan, non-employee directors receive an annual retainer of $20,000, which is paid in quarterly installments. In addition, each non-employee director will receive an additional $4,000 for each Board meeting attended in person, and $2,000 for each Board meeting attended by telephone that lasts more than one hour. Each member of the various committees of the Board also receives an additional $2,000 for each committee meeting lasting more than one hour (whether in person or by teleconference), except for those committee meetings held on the same day as a full Board meeting. In addition, the Chairman of our Board of Directors receives an additional $50,000 per year for his services, and the Secretary of our Board of Directors receives an additional $14,000 per year for her services. Additionally, the chairperson of each committee of the Board of Directors receives additional annual retainers as follows: Audit Committee-$15,000; Compensation Committee-$10,000; and Nominating/Corporate Governance Committee-$5,000. Retainers and meeting fees are paid to each Director at the end of each quarter.

        Non-employee directors will, upon their initial election or appointment to the Board of Directors, receive grants of options to purchase shares of common stock of the Company as follows: the Chairman of the Board-an option to purchase 11,000 shares annually; the Chairperson of the Audit Committee-an option to purchase 4,000 shares annually; the Chairperson of the Compensation Committee-an option to purchase 3,000 shares annually; and Chairperson of the Nominating/Corporate Governance Committee-an option to purchase 1,500 shares annually. Such options vest in one installment on the first anniversary of the grant date, are exercisable for a period of one year following the cessation of Board service and are in addition to the automatic annual option grants for non-employee directors. New and existing non-employee directors are issued 5,000 restricted shares of the Company's common stock annually, with such shares vesting in three equal annual installments on the anniversary date of the stock issuance. The Chairman of the Board is issued an additional 5,000 of such shares annually, also vesting over three years.

        In addition to grants of options to purchase shares of common stock of the Company, and the issuance of restricted stock, under the director compensation plan, non-employee directors will, upon their initial election or appointment to the Board of Directors, receive an option to purchase 22,000 shares under the Company's 2000 Stock Incentive Plan. Such options vest in four equal annual installments. Continuing non-employee directors will also receive an automatic annual grant of 11,000 options under the 2000 Stock Incentive Plan which vests on the first anniversary of the grant date.

        In addition, we currently pay for health care insurance coverage for our founder, and former Chairman and CEO, James B. Peter, M.D., Ph.D. and his dependents through our existing group insurance plan with Blue Shield of California. The total cost of providing such coverage was $10,751 in 2004.

        On March 17, 2005, the Board adopted a policy requiring all directors to own a minimum number of shares of the Company's common stock to assist in further aligning the directors' interests with the interests of the Company's shareholders. The Board's policy regarding stock ownership requirements is as follows: All non-employee directors shall be required to own, so long as they continue to serve as a director, a minimum of 6,000 shares of the Company's common stock. Existing directors shall have up to one year from the adoption of the policy to fulfill the ownership requirement. Directors joining the Board subsequent to March 17, 2005 shall have one year from the date of their election to the Board to fulfill the ownership requirement. Grants of restricted stock and options to purchase stock (whether vested or unvested) shall not count towards fulfillment of the stock ownership requirement.

Vote Required

        The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

        The following table sets forth certain information regarding our executive officers, directors standing for reelection, and other key employees.

Name	Age	Position
Richard K. Whitney(1)(2)	37	Chairman of the Board of Directors
Kevin R. Sayer	47	Executive Vice President and Chief Financial Officer and acting senior officer
Mark R. Willig	46	Senior Vice President, Sales and Marketing
Michael C. Dugan, M.D	42	Vice President and Laboratory Director
Cheryl G. Gallarda	50	Vice President, Business Operations
Robert M. Harman	41	Vice President and Chief Information Officer
Maryam Sadri	57	Vice President, Laboratory Operations
Nicholas R. Simmons	39	Vice President and General Counsel
Deborah A. Estes	48	Secretary and Director
Michael T. DeFreece(1)(2)	59	Director
Hubbard C. Howe(2)(3)	76	Director
William J. Nydam(1)(3)	54	Director
James B. Peter, M.D., Ph.D.(3)	71	Founder and Emeritus Chairman of the Board
David R. Schreiber	45	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating/Corporate Governance Committee

        Richard K. Whitney. See "Proposal No. 1: Election of Directors" for Mr. Whitney's biography.

        Kevin R. Sayer has served as Executive Vice President and Chief Financial officer since April 2004. From 1994 to 2001, Mr. Sayer was the Chief Financial Officer of Minimed, Inc., a publicly traded medical device company focused on diabetes management. During his tenure at Minimed, Mr. Sayer managed multiple financing and strategic transactions and played a central role in the acquisition of Minimed, Inc. by Medtronic, Inc. completed in 2001. From 2001 to 2002, he co-led the integration team for the newly combined entity and assumed executive responsibilities over operations as Vice President and General Manager of Medtronic Minimed's External Pump and Disposable Product business unit. From 2003 to April 2004, Mr. Sayer was an independent consultant. Mr. Sayer began his career in public accountancy and from 1983 to 1994 held various positions at Ernst & Young. He graduated from Brigham Young University in 1983 with concurrent bachelor and master degrees in accounting and information systems, and is a Certified Public Accountant.

        Mark R. Willig has served as Senior Vice President, Sales and Marketing since January 2005. From July 2002 through January 2005, Mr. Willig served as our Vice President of Sales. Prior to joining Specialty, Mr. Willig served as Vice President of Sales at Myriad Genetics from 1997 to July 2002. He also served as Vice President of Sales and Marketing for Orca Medical Systems from 1995 to 1997. During his tenure from 1984 to 1995 at Abbott Diagnostics, a division of Abbott Laboratories, Mr. Willig held a variety of field sales and sales management responsibilities, including leadership of Abbott's integrated health systems sales force. Mr. Willig received his B.A. in Speech Communications from the University of Missouri.

        Michael C. Dugan, M.D. has served as Vice President and Laboratory Director since March 2005, and our Vice President and Co-Laboratory Director from November 2002 through March 2005.

Dr. Dugan previously served as Chief of Pathology and Medical Director of Clinical Laboratories at Santa Monica UCLA Medical Center. From 1997 to 2000, he was with the Affiliated Pathologists Medical Group, one of the largest pathology groups in California and from 1995 to 1997, Dr. Dugan was Medical Director of Clinical Laboratories at Children's Hospital of Michigan. He received his B.S. in Biology from the University of Notre Dame and his M.D. from the University of Arizona in Tucson. Dr. Dugan received his pathology training at Yale-New Haven Hospital, Children's Hospital Los Angeles and UCLA.

        Cheryl G. Gallarda has served as Vice President, Business Operations since February 2003, and serves as our Co-Compliance Officer. From August 2001 to February 2003, Ms. Gallarda served as Asst. Vice President and Corporate Compliance Officer. From December 1996 to August 2001, she served in several management capacities at Specialty, including the Clinical Trials department. Prior to joining Specialty, Ms. Gallarda held several positions, including Director of Accounts Receivables and Revenue Services Auditor at Quest Diagnostics. She also served in several capacities with Unilab (now part of Quest) and Roche Biomedical Laboratories (now part of LabCorp). Ms. Gallarda received associate degrees in both Accounting and Computer Sciences.

        Robert M. Harman has served as Vice President and Chief Information Officer since February 2002. From April 2001 to February 2002, he served as our Chief Technology Officer. Prior to joining Specialty, Mr. Harman served in various management capacities including director, Worldwide IT of 3D Systems, Inc., a 3D imaging company, and director, IT Consulting Services of LogicWorks, LLC, an information technology consulting services firm. Mr. Harman received a B.S. in Business from the University of LaVerne.

        Maryam Sadri has served as Vice President, Laboratory Operations since August 2003. From August 2000 to July 2003 Ms. Sadri served as Asst. Vice President of Client Relations. From 1994 to 2000 she served many management roles at Specialty in Client Relations, Technical Services, Molecular Biology, Protein Chemistry and High Speed Immunoassays. Ms. Sadri holds ASCP certification in Clinical Laboratory Medical Technology and California State Licensure as a Clinical Laboratory Scientist. She received a B.A. in Chemistry from Dunbarton College of the Holy Cross and completed training in Clinical Laboratory Science at the University of Southern California-Los Angeles County Medical Center.

        Nicholas R. Simmons has served as Vice President and General Counsel since February 2003. From November 2001 through February 2003, he served as our Associate General Counsel. Mr. Simmons also serves as our Co-Compliance Officer and HIPAA Privacy Officer. From May 2000 to November 2001, he served as Senior Counsel at Stamps.com Inc. in Santa Monica, California, and from 1998 to 2000 as an associate at the law firm of Irell & Manella LLP in Los Angeles. Mr. Simmons received a B.A. from the University of California, Los Angeles, an M.S. from Yale University, and a J.D. from Columbia University.

        Deborah A. Estes. See "Proposal No. 1: Election of Directors" for Ms. Estes' biography.

        Michael T. DeFreece. See "Proposal No. 1: Election of Directors" for Mr. DeFreece's biography.

        Hubbard C. Howe. See "Proposal No. 1: Election of Directors" for Mr. Howe's biography.

        William J. Nydam. See "Proposal No. 1: Election of Directors" for Mr. Nydam's biography.

        James B. Peter, M.D., Ph.D. See "Proposal No. 1: Election of Directors" for Dr. Peter's biography.

        David R. Schreiber. See "Proposal No. 1: Election of Directors" for Mr. Schreiber's biography.

Relationships Among Executive Officers and Directors

        Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biographies, there are no family relationships among any of the directors or executive officers of Specialty Laboratories.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities of the Company. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of the copies of such forms received by us and written representations from the reporting persons, we believe that, for the reporting period from January 1, 2004 to December 31, 2004, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Messrs. Schreiber, DeFreece, Whitney and Howe each filed a late Form 3 and a Form 4 for reporting one stock option grant each.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table sets forth the total compensation paid or accrued to our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal years ended December 31, 2004, 2003 and 2002 respectively. The individuals included in the following table are collectively referred to as the "named executive officers".

Summary Compensation Table

								Long Term Compensation Awards
		Annual Compensation
Name and Principal Position						Other Annual Compensation($)		Securities Underlying Options(#)	All Other Compensation($)
	Year	Salary($)		Bonus($)
Douglas S. Harrington Chief Executive Officer(1)	2004 2003 2002	436,154 422,908 279,231		— — —		48,285 49,434 33,220	(2) (4) (6)	— — 611,000	6,525 4,273 —	(3) (5)
Kevin R. Sayer Executive Vice President and Chief Financial Officer	2004 2003 2002	220,577 — —	(7)	65,000 — —		8,907 — —	(8)	200,000 — —	25 ——
Dan R. Angress Senior Vice President, Strategic Business Development(26)	2004 2003 2002	263,269 231,250 219,461		8,000 — 53,396	(13)	505,960 9,964 240	(9) (11)	35,000 40,000 55,000	4,130 5,964 5,109	(10) (12) (14)
Mark R. Willig Senior Vice President, Sales and Marketing	2004 2003 2002	275,731 262,000 111,854	(18)	8,000 — 25,000		22,042 10,200 98,411	(15) (17) (19)	35,000 25,000 75,000	2,421 — —	(16)
Michael C. Dugan Vice President and Laboratory Director	2004 2003 2002	263,461 250,000 29,807	(24)	8,000 — —		7,477 7,200 858	(20) (22) (25)	15,000 85,000 —	6,175 1,845 —	(21) (23)

(1)
Dr. Harrington's employment with the Company terminated on March 29, 2005. See Form 8-K filed with the SEC on February 15, 2005 for further details.

(2)
Consists of $37,070 in living expenses paid by us and an $11,215 car allowance.

(3)
Includes $6,500 in 401(k) matching contributions paid by us.

(4)
Consists of $45,331 in living expenses paid by us and a $4,103 car allowance.

(5)
Consists of $4,273 in 401(k) matching contributions paid by us.

(6)
Consists of $27,742 in living expenses paid by us and a $5,478 car allowance.

(7)
Kevin Sayer commenced his employment with the Company in April 2004. This figure represents his actual prorated salary for 2004. Mr. Sayer's annualized salary for 2004 was $310,000.

(8)
Consists of a $7,015 car allowance and $1,892 in golf membership dues paid by us.

(9)
Includes $496,868 in ordinary income realized from exercise of stock options and an $8,853 car allowance.

(10)
Includes $4,105 in 401(k) matching contributions paid by us.

(11)
Includes a $9,764 car allowance.

(12)
Consists of $5,964 in 401(k) matching contributions paid by us.

(13)
Represents management bonus for fiscal year 2001 paid in 2002.

(14)
Consists of $5,109 in 401(k) matching contributions paid by us.

(15)
Consists of $11,450 in taxable fringe benefits and a $10,592 car allowance.

(16)
Consists of $2,421 in 401(k) matching contributions paid by us.

(17)
Consists of a $10,200 car allowance.

(18)
Mark Willig commenced his employment with the Company in July 2002. This figure represents his actual prorated salary for 2002. Mr. Willig's annualized salary for 2002 was $262,000.

(19)
Consists of $75,000 relocation bonus, $19,096 living expenses paid by us and a $4,315 car allowance.

(20)
Consists of a $7,477 car allowance.

(21)
Includes $6,150 in 401(k) matching contributions paid by us.

(22)
Consists of a $7,200 car allowance.

(23)
Consists of $1,845 in 401(k) matching contribution paid by us.

(24)
Michael Dugan commenced his employment with the Company in November 2002. This figure represents his actual prorated salary for 2002. Mr. Dugan's annualized salary for 2002 was $250,000.

(25)
Consists of an $858 car allowance.

(26)
Dan Angress' employment with the Company terminated on April 8, 2005. See Form 8-K filed with the SEC on March 31, 2005 for further details.

Stock Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted to each named executive officer listed in the Summary Compensation Table during the year ended December 31, 2004. We did not grant any stock appreciation rights during the year ended December 31, 2004.

	Individual Grants
	Number of Shares of Common Stock Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in 2004
Name			Exercise Price Per Share ($/share)	Expiration Date
					5% ($)	10% ($)
Douglas S. Harrington	—	—	—	—	—	—
Kevin R. Sayer	200,000	24.5%	$10.67	4/12/14	1,342,073	3,400,956
Dan R. Angress	35,000	4.3%	$10.59	4/7/14	233,102	590,705
Mark R. Willig	35,000	4.3%	$10.59	4/7/14	233,102	590,705
Michael C. Dugan	15,000	1.8%	$10.59	4/7/14	99,901	253,159

        Each option grant vests 25% on the first anniversary of the grant date with the remainder vesting in equal installments over next 36 months. Each option has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service with us.

        Potential realizable values are net of exercise price of the option, but before the payment of taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Year-End Values

        The following table sets forth information with respect to each of our named executive officers listed in the Summary Compensation Table concerning their exercise of stock options during the fiscal year ended December 31, 2004 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2004, and no stock appreciation rights were outstanding at the close of such year.

        In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise of the stock options, less the exercise price paid for the shares, and the

"Value of Unexercised In-The-Money Options" is equal to the difference between the closing selling price per share at the close of the 2004 fiscal year less the exercise price payable per share.

			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-the-Money Options at December 31, 2004(2)
Name	Shares Acquired on Exercise(#)	Value(1) Realized($)
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Douglas S. Harrington	—	—	445,417	177,083	1,357,146	584,374
Kevin R. Sayer	—	—	—	200,000	—	74,000
Dan R. Angress	57,400	496,868	173,483	75,278	1,047,686	124,899
Mark R. Willig	—	—	56,772	78,228	197,838	168,412
Michael C. Dugan	—	—	43,647	56,353	128,059	129,141

(1)
Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)
Based upon the market price of $11.04 per share as determined on the basis of the closing selling price per share of common stock on the New York Stock Exchange on the last day of 2004 fiscal year, less the option exercise price payable per share.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

        In May 2002 we entered into an employment agreement with Douglas S. Harrington, M.D. On February 13, 2005 we announced that Dr. Harrington would be leaving his employment with the Company, and on March 29, 2005 his employment with the Company terminated. See Form 8-K filed with the SEC on February 15, 2005 for further details.

        We entered into an employment agreement in April 2004 with Kevin R. Sayer, which may be terminated at any time. The agreement provides for an annual base salary and a potential incentive bonus targeted at 45% of the annual salary. Additionally, the agreement provides for severance benefits in the amount of twelve months base pay and a lump sum payment of an amount for continuation of health benefits for twelve months under COBRA in the event he is terminated without cause. In addition, on February 14, 2005, we entered into an incentive agreement with Mr. Sayer, which provided that if he remains employed by the Company for an additional ninety (90) days, and was not terminated for valid cause, that he would be paid an incentive bonus of $150,000.

        We entered into an employment agreement in September 2003 with Dan R. Angress. On March 31, 2005, we announced that Mr. Angress' position with the Company would be eliminated, and his employment with the Company terminated on April 8, 2005. See Form 8-K filed with the SEC on March 31, 2005 for further details.

        In September 2003 we also entered into employment agreements with Michael C. Dugan, M.D. and Mark R. Willig, which may be terminated at any time. Both agreements provide for an annual base salary and a potential incentive bonus. Dr. Dugan's incentive bonus is targeted at 30% of his annual salary and Mr. Willig's is targeted at 45% of his annual salary. These two agreements also provide for severance benefits in the amount of nine months base pay and a lump sum payment of an amount for continuation of health benefits for nine months under COBRA in the event they are terminated without cause. In addition, on February 21, 2005, we entered into incentive agreements with Dr. Dugan and Mr. Willig, which provided that if they remain employed by the Company until February 20, 2006, and were not terminated for valid cause, that they would be paid an incentive bonus of $100,000 and $50,000 respectively.

        The employment agreements for all our executive officers, including the incentive agreements described herein, have been filed, and are available as exhibits to certain filings we have made, with the SEC.

CERTAIN TRANSACTIONS

Indemnification Agreements

        In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements may not require us to indemnify our directors and officers in situations where:

  •
  The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

  •
  A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

  •
  The officer's or director's conduct is adjudged to constitute willful misconduct; or

  •
  A court determines that indemnification under the circumstances is not lawful.

Family Members of our Board of Directors

        Certain members of our Board of Directors have immediate family members employed by the Company. Specifically, James Estes, our Director of Laboratory Information Systems, is the spouse of Deborah Estes (a Director and our Corporate Secretary), and the son-in-law of James B. Peter, M.D., Ph.D. (a Director and our former Chairman and CEO). Mr. Estes has been employed by the Company since 1994, and his compensation was established and updated by the Company in accordance with our standard employment and compensation policies and procedures applicable to employees with equivalent qualifications and responsibilities, and who hold similar positions within the Company. In 2004, Mr. Estes was paid $130,658 in taxable income.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2004 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

				Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights
			Weighted-average Exercise Price of Outstanding Options, Warrants and Rights
Plan Category
	(a)		(b)	(c)
Equity Compensation Plans Approved by Shareholders(1)	3,180,965	(2)	$10.85	1,590,388	(3)
Equity Compensation Plans Not Approved by Shareholders	—		—	—

Total	3,180,965			1,590,388

(1)
Consists of the 2000 Stock Incentive Plan and Employee Stock Purchase Plan.

(2)
Excludes purchase rights accruing under our Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 440 shares of common stock at semi-annual intervals on the last business day of October and April each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the start date of the offering period in which the employee is enrolled or (ii) the closing selling price per share on the semi-annual purchase date.

(3)
As of December 31, 2004, an aggregate of 6,620,429 shares of our common stock had been authorized for issuance under the 2000 Stock Incentive Plan. The number of shares of common stock authorized for issuance under the 2000 Stock Incentive Plan automatically increases on the first trading day of January each calendar year by an amount equal to 3%, of the total number of shares of common stock outstanding on the last trading day in December of the prior calendar year, but in no event will any such annual increase exceed 1,100,000 shares of common stock. As of December 31, 2004 there were 1,590,388 shares remaining available for future issuance under the 2000 Stock Incentive Plan.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information with respect to beneficial ownership of our common stock as of February 28, 2005 for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each executive officer named in the Summary Compensation Table;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Specialty Laboratories, Inc., 27027 Tourney Road, Valencia, California 91355. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of February 28, 2005, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 23,070,741 shares of common stock outstanding as of February 28, 2005.

	Beneficial Ownership of Shares
Name of Beneficial Owner
	Number	Percent
James B. Peter(1)	14,043,863	60.9%
Deborah A. Estes(2)	13,776,792	59.7%
Specialty Family Limited Partnership(3)	13,603,251	59.0%
Brown Capital Management, Inc.(4)	3,271,516	14.2%
Pequot Capital Management(5)	1,542,800	6.7%
Douglas S. Harrington(6)	519,792	2.3%
Dan R. Angress(7)	199,330	*
William J. Nydam(8)	93,185	*
Mark R. Willig(9)	73,854	*
Michael C. Dugan(10)	54,480	*
Kevin R. Sayer(11)	50,000	*
David R. Schreiber(12)	26,000	*
Michael T. DeFreece	100	*
All directors and executive officers as a group (17 persons)(13)	15,465,618	67.0%
*
Represents less than 1%.

(1)
The aggregate amount of shares beneficially owned by James Peter consists of: (a) 13,603,251 shares held by James B. Peter in his capacity as trustee of the Peter Family Revocable Trust which is the managing general partner of the Specialty Family Limited Partnership, dated 9/1/1995, as amended ("SFLP"), (b) 412,212 shares held by James B. Peter as the co-trustee of the Peter Family Revocable Trust, dated 10/23/1986, as amended ("PFRT") and (c) 6,400 shares held by Charles Schwab & Co., Inc. as Custodian for the James B. Peter IRA Rollover, and (d) options to purchase 22,000 shares held by James B. Peter, of which 11,000 are exercisable within 60 days of February 28, 2005. James B. Peter, as the managing general partner of SFLP, has sole voting power and shared dispositive power with the general partners and limited partners of SFLP. James B. Peter disclaims beneficial ownership of all shares held by SFLP, PFRT, the PS Plan, Joan Peter and Deborah Estes except to the extent of his pecuniary interest therein.

(2)
The aggregate amount of shares beneficially owned by Deborah Estes consists of: (a) 63,800 shares held by Deborah Estes as trustee for the James B. Peter, Jr., Third Generation Trust, dated 10/1/1995, as amended (the "James B. Peter, Jr. Third Generation Trust"), (b) 13,603,251 shares held by Deborah Estes as general partner of SFLP, (c) 63,800 shares held by Deborah Estes as the parent of the beneficiaries of The Deborah A. Estes Third Generation Trust, dated 10/1/95, as amended (the "Deborah A. Estes Third Generation Trust"), (d) 1,000 shares held by Deborah Estes as co-trustee of the Estes Family Trust, dated 8/21/98, as amended (the "Estes Family Trust"), (e) options to purchase 22,000 shares held by Deborah Estes, of which 11,000 are exercisable within 60 days of February 28, 2005, and (f) options to purchase 22,941 shares held by James Estes, Deborah Estes' husband, of which 1,440 are exercisable within 60 days of February 28, 2005. Deborah Estes, as general partner of SFLP, has shared dispositive power but does not have power to vote or direct the vote of any shares held by SFLP. Ms. Estes has no dispositive power nor the power to vote or direct the vote of the shares held by the Deborah Estes Third Generation Trust nor the options held by her husband, James Estes. Deborah Estes disclaims beneficial ownership of all shares held by the James B. Peter, Jr. Third Generation Trust, SFLP, PFRT, James Peter, Joan Peter, James Estes, the Estes Family Trust and the Deborah A. Estes Third Generation Trust, except to the extent of her pecuniary interest therein.

(3)
Consists of shares owned by Specialty Family Limited Partnership. Dr. James B. Peter, as the co-trustee of the Peter Family Revocable Trust, is the sole managing general partner and Joan C. Peter, as co-trustee of the Peter Family Revocable Trust, and Deborah A. Estes are the general partners.

(4)
The address for Brown Capital Management, Inc. is 1201 North Calvert Street, Baltimore, MD 21202.

(5)
The address for Pequot Capital Management is 500 Nyala Farm Road, Westport, CT 06880.

(6)
Includes 10,416 shares subject to options exercisable within 60 days of February 28, 2005.

(7)
Includes 12,710 shares subject to options exercisable within 60 days of February 28, 2005.

(8)
Includes 11,000 shares subject to options exercisable within 60 days of February 28, 2005.

(9)
Includes 12,916 shares subject to options exercisable within 60 days of February 28, 2005.

(10)
Includes 7,292 shares subject to options exercisable within 60 days of February 28, 2005.

(11)
Includes 50,000 shares subject to options exercisable within 60 days of February 28, 2005.

(12)
Includes 26,000 shares subject to options exercisable within 60 days of February 28, 2005.

(13)
Includes 212,108 shares subject to options exercisable within 60 days of February 28, 2005.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those prior filings or into any future filings made by the Company under those statutes.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for reviewing and approving changes with respect to the Company's executive compensation policies. The role of the Compensation Committee, which is comprised of three outside non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and senior management-level employees of the Company. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees.

        The Company's executive compensation program utilizes a combination of Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to provide a competitive compensation package to enable the Company to attract and retain key executives, motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organization, and to create value for the Company's shareholders.

Executive Officer Compensation Program Components

        The Compensation Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash bonuses and long-term compensation in the form of stock options. In addition, certain executive officers have been provided supplemental life and/or long-term disability insurance.

Base Salary

        Base salary levels for the Company's executive officers are determined, in part, through comparisons with other clinical reference laboratories and other companies with which the Company competes for personnel. In addition, the Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as the creation of shareholder value and achievement of specific Company milestones. The Compensation Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior twelve months; (ii) the individual's increased responsibilities over the prior twelve months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

Annual Cash Bonuses

        The Company's executive officers are eligible to receive annual cash bonuses after the completion of each calendar year based on achieving defined specific goals and objectives during the prior twelve months. This compensation is intended to provide a direct financial incentive to executives who achieve the Company's defined specific goals and individual accomplishments established for each executive. The Compensation Committee is restructuring certain elements of cash compensation of the executive officers for 2005 to place more emphasis on performance-based incentives that are tied to, among other things, the operating results of the Company. Annual cash bonuses have not been awarded to our executive officers for fiscal year 2004.

Long Term Compensation

        Stock option grants are designed to align the interests of an executive officer with those of the Company's shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Stock Incentive Plan. Each option generally becomes exercisable in a series of equal annual installments over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

        The base salary of former Chief Executive Officer, Douglas S. Harrington, M.D., was set at a level that the Compensation Committee believed was competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. During the fiscal year 2004, Dr. Harrington did not receive any additional stock option grants. On February 13, 2005, we announced that Dr. Harrington would be leaving his employment with the Company, and on March 29, 2005 his employment with the Company terminated. Our Board of Directors is currently conducting a search for a new Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of the Company's executive officers received non-performance-based compensation in 2004 in an amount exceeding the limit, and the Compensation Committee does not anticipate that non-performance-based compensation to be paid to the Company's executive officers in 2005 will exceed that limit. The Company's 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation.

Submitted by the Compensation Committee of the Board of Directors,
Michael T. DeFreece, Chairman
Hubbard C. Howe
Richard K. Whitney

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of the Board of Directors with respect to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2004, and the notes thereto.

Review with Management

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committees) and SAS 90 (Audit Committee Communications) which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Submitted by the Audit Committee of the Board of Directors,
William J. Nydam, Chairman
Michael T. DeFreece
Richard K. Whitney

INDEPENDENT ACCOUNTANTS

        Ernst & Young LLP served as the Company's independent public accountants for the fiscal years ended December 31, 2003 and December 31, 2004 and is serving in such capacity for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The aggregate fees and expenses for professional services rendered by Ernst & Young LLP to the Company were $550,485 in 2004 and $255,428 for 2003.

  Audit Fees

        The aggregate fees and expenses for professional services rendered for the audit of our annual financial statements, the review of our quarterly financial statements and accounting consultations on matters addressed during the audit or reviews were $443,366 for 2004 and $199,778 for 2003.

  Audit-Related Fees

        The aggregate audit-related fees and expenses were $91,534 for 2004 and $14,600 for 2003. In 2004, $88,334 of these fees related to the review of our 404 documentation and $3,200 related to accounting consultation for our sale/leaseback transaction. In 2003, these fees related to the audit of our employee benefit plan.

  Tax Fees

        The aggregate fees for tax compliance, tax consultation and support of tax audits were $15,585 for 2004 and $39,750 for 2003.

  All Other Fees

        The aggregate fees for all other services rendered were $1,300 for 2003, which related to the Sarbanes-Oxley Act of 2002 consultation.

        Our Audit Committee has considered whether provision of the tax fees and all other fees services described above are compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Ernst & Young LLP's independence.

Audit Committee Pre-Approval Policy

        Before the independent auditor is engaged by the Company to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. The Committee may authorize the Chair of the Committee to grant pre-approval of audit and non-audit services by the independent auditor under certain circumstances, up to a maximum limit of $25,000 per engagement, provided such approvals are ratified by the full Committee at a subsequent meeting.

        All fees billed in 2004 for professional services rendered by Ernst & Young LLP were pre-approved by the Audit Committee.

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of the yearly percentage change in the cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the New York Stock Exchange (U.S.) Index and the Medical Laboratories Index, assuming an investment of $100. The Company's common stock is traded on the New York Stock Exchange. The Medical Laboratories Index consists of companies with a Standard Industrial Classification Code identifying them as a medical laboratory. No cash dividends have been declared on our common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.

COMPARE CUMULATIVE TOTAL RETURN
AMONG SPECIALTY LABORATORIES, INC.,
NYSE MARKET INDEX AND SIC CODE INDEX

Measurement Period	Specialty Laboratories, Inc.	Medical Laboratories Index	NYSE Index

Measurement Point
12/08/2000	$100.00	$100.00	$100.00
12/31/2000	$142.09	$116.05	$104.11
12/31/2001	$117.92	$111.32	$94.83
12/31/2002	$41.44	$62.19	$77.47
12/31/2003	$72.02	$107.04	$100.36
12/31/2004	$47.36	$126.89	$113.33

(1)
The graph covers the period from December 8, 2000 to December 31, 2004.

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

OTHER MATTERS

        Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

        It is important that the proxy card be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        A copy of our Annual Report for the 2004 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        We have filed an Annual Report on Form 10-K for the year ended December 31, 2004 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to the Corporate Secretary, General Counsel, and/or Director of Investor Relations, Specialty Laboratories, Inc., 27027 Tourney Road, Valencia, California 91355.

By Order of the Board of Directors,

Richard K. Whitney Chairman of the Board of Directors
Dated: April 14, 2005 Valencia, California

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SPECIALTY LABORATORIES, INC.
			For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS MAY 12, 2005	1.	To elect seven directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified:	☐	☐	☐
This Proxy is Solicited on Behalf of the Board of Directors of Specialty Laboratories, Inc.		(a) Richard K. Whitney (b) Deborah A. Estes (c) Michael T. DeFreece	(f) James B. Peter (g) David R. Schreiber
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 12, 2005 and the Proxy Statement and appoints Nicholas R. Simmons, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Specialty Laboratories, Inc. (the		(d) Hubbard C. Howe (e) William J. Nydam
"Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at Specialty	INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name on the line below.
Laboratories, Corporate Headquarters, 27027 Tourney Road, Valencia, California 91355, on Thursday, May 12, 2005 at 8:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally
present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the adjacent column.	2.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING	-->	☐
Please be sure to sign and date this Proxy in the box below	Date
The Board of Directors recommends a vote FOR each of the directors listed above. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR each of the directors listed above, and, with respect to any other matters as may properly come before the meeting, in the discretion of the proxy holders.
Shareholder sign above Co-holder (if any) sign above

/*\ Detach above card, sign, date and mail in postage paid envelope provided. /*\

SPECIALTY LABORATORIES, INC.

Note: Please sign, date and return promptly in the accompanying envelope. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

MARK HERE FOR CHANGE OF ADDRESS AND PROVIDE YOUR CURRENT ADDRESS ON THE LINES BELOW. RETURN IN POSTAGE PAID ENVELOPE PROVIDED TOGETHER WITH YOUR SIGNED PROXY.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION ABOUT VOTING
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
MATTERS TO BE CONSIDERED AT ANNUAL MEETING OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
CERTAIN TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
BENEFICIAL OWNERSHIP OF SECURITIES
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
STOCK PERFORMANCE GRAPH
COMPARE CUMULATIVE TOTAL RETURN AMONG SPECIALTY LABORATORIES, INC., NYSE MARKET INDEX AND SIC CODE INDEX
OTHER MATTERS